Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and between

AQUA METALS, INC.

and

Interstate Emerging Investments, LLC

dated as of

May 18, 2016

i

ii

iii

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of May 18, 2016, is entered into by and between Aqua Metals, Inc., a Delaware corporation (the “Company”), and Interstate Emerging Investments, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

WHEREAS, the Company has authorized the issuance and sale by the Company to the Purchaser of up to $5,000,000 in shares of common stock of the Company, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, shares of the Common Stock, on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

Article I
Definitions

The following terms have the meanings specified or referred to in this Article I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise .

“Agreement” has the meaning set forth in the preamble.

“Audited Financial Statements” has the meaning set forth in Section 3.10.

“Balance Sheet” has the meaning set forth in Section 3.10.

“Balance Sheet Date” has the meaning set forth in Section 3.10.

“Benefit Plan” has the meaning set forth in Section 3.21(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Dallas, Texas are authorized or required by Law to be closed for business.

“Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended, restated or modified from time to time.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Certificate of Incorporation” means that certain First Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on October 1, 2014, as may be amended, restated or modified from time to time.

“Closing” has the meaning set forth in Section 2.03.

“Closing Date” has the meaning set forth in Section 2.03.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, loans, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, by and between Purchaser and the Company.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and Purchaser concurrently with the execution and delivery of this Agreement.

“Dollars” or “$”  means the lawful currency of the United States.

“Employment Laws” has the meaning set forth in Section 3.22(d).

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

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“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.10.

“FINRA” means the Financial Industry Regulatory Authority, Inc..

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Licenses” has the meaning set forth in Section 3.19.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Insurance Policies” has the meaning set forth in Section 3.17.

“Intellectual Property Rights” has the meaning set forth in Section 3.16.

“Interim Balance Sheet” has the meaning set forth in Section 3.10.

“Interim Balance Sheet Date” has the meaning set forth in Section 3.10.

“Interim Financial Statements” has the meaning set forth in Section 3.10.

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“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the Closing Date, by and among the Company and the Purchaser, substantially in the form attached hereto as Exhibit A.

“Knowledge of the Company” or “the Company’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of any director or officer of the Company.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.12.

“Loan Documents” means the Note, the Credit Agreement and the Security Documents (as defined in the Credit Agreement).

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, that “Losses” shall not include any punitive or exemplary damages.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company.

“Money Laundering Laws” has the meaning set forth in Section 3.31.

“Multiemployer Plan” has the meaning set forth in Section 3.21(c).

“NASDAQ” means the Nasdaq Capital Market.

“National Securities Purchase Agreement” means that certain agreement between the Company and the investors named therein pursuant to which the Company will sell approximately $5,000,000 of shares of its Common Stock, at $7.12 per share, through National Securities Corporation as placement agent.

“Note” means the convertible promissory note delivered by the Company to Purchaser pursuant to the Credit Agreement.

“OFAC” has the meaning set forth in Section 3.32.

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“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.15(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Purchase Price” has the meaning set forth in Section 2.01.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Indemnitees” has the meaning set forth in Section 7.02.

“Qualified Benefit Plan” has the meaning set forth in Section 3.21(c).

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means the Company’s reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act or the Securities Act and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.01.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty 50% or more by such Person.

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“Supply Agreement” means that certain Supply Agreement, dated as of the date hereof, by and between Purchaser and the Company.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the Investor Rights Agreement, the Supply Agreement, the Warrants, the Loan Documents and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the consummation of the transactions contemplated hereby and thereby, as may be amended from time to time.

“Union” means any labor union, organization, association, work council, or other group representing employees with respect to their employment.

“WARN” has the meaning set forth in Section 3.22(i).

“Warrants” means warrants to purchase additional shares of Common Stock, on the terms and subject to the conditions set forth in the Credit Agreement.

Article II

Purchase and Sale

Section 2.01         Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, an aggregate of 702,247 shares of Common Stock (the “Shares”), for an aggregate purchase price of $4,999,998.64 (the “Purchase Price”).

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Section 2.02         Transactions Effected at the Closing.

(a)           At the Closing, Purchaser shall deliver to the Company:

(i)          the Purchase Price by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Purchaser at least two (2) Business Days prior to the Closing; and

(ii)         the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Purchaser at or prior to the Closing pursuant to Section 5.03 of this Agreement.

(b)           At the Closing, the Company shall deliver to Purchaser:

(i)          evidence of the Shares credited to book-entry accounts maintained by the transfer agent of the Company (the “Transfer Agent”), bearing the legend or restrictive notation set forth in Section 4.05 of this Agreement, free and clear of all Encumbrances, other than transfer restrictions set forth herein, under the Bylaws and applicable federal and state securities laws; and

(ii)         the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 5.02 of this Agreement.

Section 2.03         Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 9:00 a.m., Central time, at the offices of Thompson & Knight LLP, 1722 Routh St., Suite 1500, Dallas, Texas 75201, or at such other time or on such other date or at such other place or by such other method as the Company and Purchaser may mutually agree upon orally or in writing (the day on which the Closing takes place, the “Closing Date”).

Section 2.04         Use of Proceeds. The proceeds from the issuance of the Shares and the Note shall be used by the Company to purchase four kettles for use in lead recycling, for start up and expansion costs for the Company’s Reno, Nevada lead recycling plant, and to provide working capital for the Company’s operations.

Article III

Representations and Warranties of the Company

Except as set forth in the Disclosure Schedules, the Company represents and warrants to Purchaser that the statements contained in this Article III are true and correct as of the date hereof. The Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article III, and the disclosures in any section or subsection of the Disclosure Schedules shall qualify other sections and subsections in this Article III only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

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Section 3.01         Organization, Qualification and Authority of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full corporate power and authority to (a) enter into this Agreement and the other Transaction Documents to which the Company is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and (b) own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.01 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery by the Company of this Agreement and any other Transaction Document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, usury and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. When each other Transaction Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, usury and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

Section 3.02         Capitalization.

(a)          As set forth on Section 3.02(a) of the Disclosure Schedules, the authorized capital stock of the Company immediately following the Closing after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents will consist of 50,000,000 shares of Common Stock, of which (A) 15,559,022 shares will be issued and outstanding, (B) 20,894,979 shares will be issued and outstanding on a fully-diluted, as converted and as exercised basis, and (C) 4,633,710 shares will be reserved for issuance upon exercise of outstanding stock options and warrants.

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(b)          As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, (i) all of the issued and outstanding shares of Common Stock will have been duly authorized, validly issued, and will be fully paid and non-assessable, (ii) all of the issued and outstanding shares of Common Stock will have been issued in compliance with all applicable federal and state securities Laws, (iii) none of the issued and outstanding shares of Common Stock will have been issued in violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates is a party or subject to or in violation of any preemptive or similar rights of any Person granted by the Company, and (iv) all of the Shares will have the rights, preferences, powers, restrictions and limitations set forth in the Certificate of Incorporation and under the Delaware General Corporation Law.

(c)          Section 3.02(c) of the Disclosure Schedules also sets forth, as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, all outstanding or authorized (i) stock options and (ii) any warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company, in each case, including the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights, the exercise or conversion price of any such securities or other rights and any applicable vesting schedule for any such securities or other rights. Except as set forth on Section 3.02(c) of the Disclosure Schedules, the Company does not have outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation or similar rights. Except as set forth on Section 3.02(c) of the Disclosure Schedules, there are no voting trusts, stockholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of the Company.

(d)          The Company’s currently outstanding shares of Common Stock are quoted on the NASDAQ Capital Market, and the Company has not received any notice of delisting.1

Section 3.03         Subsidiaries. Section 3.03 of the Disclosure Schedules contains a complete list of all of the Subsidiaries of the Company. Each such Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified as a foreign entity in all jurisdictions in which it is required to be so qualified. Except as set forth on Section 3.03 of the Disclosure Schedules, the Company does not presently have any other Subsidiaries or, directly or indirectly, own, control or have any interest in any shares or other ownership interest in any other Person. As to any Subsidiaries of the Company listed in Section 3.03 of the Disclosure Schedule, the Company owns, directly or indirectly, the equity interest in those Subsidiaries that are indicated in Section 3.03 of the Disclosure Schedule.

1 NTD: To discuss.

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Section 3.04         SEC Documents. The Company has timely filed with the SEC all SEC Documents. The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed SEC Document filed prior to the date hereof), (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) on their face complied as to form in all material respects with applicable requirements of the Exchange Act and the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iv) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

Section 3.05         No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation or Bylaws, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

Section 3.06         Consents. All consents, authorizations, approvals and orders required in connection with the execution, delivery, and performance by the Company and the Subsidiaries of each of the Transaction Documents and all ancillary documents to which it is a party, the consummation by the Company and the Subsidiaries of the transactions herein and therein contemplated and the compliance by the Company and the Subsidiaries with the terms hereof and thereof have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the disclosures the SEC Documents.

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Section 3.07         No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement and all Transaction Documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a violation or breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) conflict with or result in any violation or breach of the provisions of the Certificate of Incorporation or Bylaws; or (iii) conflict with or result in the Company’s violation or breach of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.08         Disclosure Controls. The Company and its Subsidiaries maintain a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure to be made; such disclosure controls and procedures are effective.

Section 3.09         Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There are no material weaknesses in the internal controls over financial reporting of the Company.  The Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

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Section 3.10         Financial Statements. Complete copies of the audited consolidated financial statements, including the notes thereto and supporting schedules, if any, of the Company and its Subsidiaries consisting of the balance sheet of the Company as at December 31 in each of the years 2014 and 2015 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as at March 31, 2016 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the three-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) have been delivered to Purchaser. The Financial Statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of the Company, and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated and the supporting schedules, if any, present fairly the information required to be stated therein. The audited balance sheet of the Company as of December 31, 2015 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Company as of March 31, 2016 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. The Company maintains a standard system of accounting established and administered in accordance with GAAP. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 3.11         Independent Accountants. Armanino LLP, who have certified certain consolidated financial statements of the Company and its Subsidiaries, are independent public accountants with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

Section 3.12         Undisclosed Liabilities. Except as set forth on Section 3.12 of the Disclosure Schedule, the Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those that are adequately reflected or reserved against in the Interim Balance Sheet as of the Interim Balance Sheet Date, and (b) those that have been incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 3.13         Absence of Certain Changes, Events and Conditions. Since the Interim Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company or any Subsidiary, any:

(a)          event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)          amendment of the Certificate of Incorporation, the Bylaws or other organizational documents of the Company;

(c)          split, combination or reclassification of any shares of its capital stock;

(d)          issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e)          declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f)          material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(g)          incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(h)          transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation, discharge or payment of any material debts, liens or entitlements;

(i)          transfer, assignment or grant of any license or sublicense of any Intellectual Property Rights;

(j)          any capital investment in, or any loan to, any other Person;

(k)          acceleration, termination, material modification or amendment to or cancellation of any material contract to which the Company is a party or by which it is bound;

(l)          any material capital expenditures;

(m)          imposition of any Encumbrance upon any of the Company properties, capital stock or assets, tangible or intangible;

(n)          any mass layoff of employees or adoption, modification or termination of any: (i) material employment, severance, retention, change in control, or other Contract with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining, memorandum of understanding, or other Contract with a Union, in each case whether written or oral;

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(o)          any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders, directors, officers and employees;

(p)          entry into a new line of business or abandonment or discontinuance of existing lines of business;

(q)          adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(r)          acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; or

(s)          any contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.14         Disclosure of Agreements. The agreements and documents described in the SEC Documents conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations to be described therein or to be filed with the SEC, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the SEC Documents, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s Knowledge, any other party is in default thereunder and, to the Company’s Knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s Knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

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Section 3.15         Title to Assets; Real Property.

(a)          The Company has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Audited Financial Statements or acquired after the Interim Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i)          those items set forth in Section 3.15(a) of the Disclosure Schedules;

(ii)         liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Interim Balance Sheet;

(iii)        mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company;

(iv)        easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the business of the Company;

(v)         liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company; or

(vi)        other imperfections of title or Encumbrances, if any, that individually or in the aggregate, have not had, and would not have, a Material Adverse Effect.

Section 3.16         Intellectual Property. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct its business as now conducted and as presently proposed to be conducted. To the Knowledge of the Company, the Company has not infringed, nor conflicted with, the Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the Knowledge of the Company, being threatened, against the Company or any Subsidiary regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances that might reasonably give rise to any of the foregoing infringements or claims, actions or proceedings.

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Section 3.17         Insurance. The Company is covered by valid, outstanding and enforceable policies or binders of fire, liability, product liability, umbrella liability, pollution and other environmental, real and personal property, workers’ compensation, vehicular, directors and officers’ liability, fiduciary liability and other casualty and property insurance maintained by the Company or its Affiliates and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the “Insurance Policies”), and true and complete copies of such Insurance Policies have been made available to Purchaser. Such Insurance Policies are in full force and effect and none of the Insurance Policies will lapse or terminate following the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound, except where such noncompliance would not result in a Material Adverse Effect. There are no claims related to the business of the Company pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.

Section 3.18         Legal Proceedings; Governmental Orders.

(a)          There are no material Actions pending or, to the Company’s Knowledge, threatened against, or involving the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any executive officer or director of the Company, or by the Company or any of its Subsidiaries affecting any of its properties or assets (or by or against the Company or any Affiliate thereof and relating to the Company).

(b)          There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its Subsidiaries or any of their properties or assets.

Section 3.19         Possession of Licenses and Permits. The Company and each of its Subsidiaries (A) possesses the licenses, permits, certificates, authorizations, consents and approvals (collectively, “Governmental Licenses”) issued by the appropriate Governmental Authorities necessary to conduct its business as currently conducted as described in the SEC Documents, and (B) has obtained all necessary Governmental Licenses from other persons necessary to conduct its business, except, in each case of clauses (A) and (B), (i) as described in the SEC Documents or (ii) to the extent that any failure to possess any Governmental Licenses, provide any notice, make any filing, or obtain any Governmental Licenses would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the Company and subsidiaries is in violation of, or in default under, any Governmental License, as except as would not reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

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Section 3.20         Environmental Laws. Except as described in the SEC Documents, (A) neither the Company nor any subsidiary is in violation of any Environmental Laws, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) each of the Company and its subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance in all material respects with their requirements, (C) there are no pending or, to the Company’s Knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any subsidiary, and (D) to the Company’s Knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an investigation, action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any subsidiary relating to Hazardous Materials or any Environmental Laws.

Section 3.21         Employee Benefit Matters.

(a)          Section 3.21(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company, or under which the Company or any of its ERISA Affiliates has or may have any Liability, or with respect to which Purchaser or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (as listed on Section 3.21(a) of the Disclosure Schedules, each, a “Benefit Plan”).

(b)          With respect to each Benefit Plan, the Company has made available to Purchaser accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (iv) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other written communications (or a description of any oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; and (vi) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the most recently filed Forms 5500, with schedules and financial statements attached.

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(c)          Each Benefit Plan and related trust has been established, administered and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA, the Code and any applicable state or local Laws).

(d)          Neither the Company nor any of its ERISA Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any material Liability under Title I or Title IV of ERISA or related provisions of the Code or applicable local Law relating to employee benefit plans; (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; (iii) withdrawn from any Benefit Plan; or (iv) engaged in any transaction that would give rise to liability under Section 4069 or Section 4212(c) of ERISA.

(e)          With respect to each Benefit Plan (i) no such plan is a Multiemployer Plan; (ii) no such plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); and (iii) no such plan is subject to the minimum funding standards of Section 412 of the Code or Title IV of ERISA.

(f)          Other than as required under Section 601 et. seq. of ERISA or other applicable Law, no Benefit Plan or other arrangement provides post-termination or retiree welfare benefits to any individual for any reason.

(g)          There is no pending or, to the Company’s Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(h)          Each Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder. The Company does not have any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(i)          Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Company to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan; (iv) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (v) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.

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Section 3.22         Employment Matters.

(a)          . The Company is not involved in any strike, labor dispute, work stoppage, work slowdown, lockout, or similar labor matter or, to the Knowledge of the Company, is any such dispute, slowdown, lockout or other matter threatened. To the Knowledge of the Company, none of the Company’s employees is a member of a union, works council or labor organization. There are no labor agreements, collective bargaining agreements, or other labor Contracts applicable to any employees of the Company or by which the Company is bound, and no discussions or negotiations have occurred with respect thereto by the Company any Union within the prior four years.

(b)          No employees of the Company are represented by any Union and no Union claims to represent a majority of any employees of the Company in a bargaining unit of any of the Company.

(c)          There are no current or, to the Company's Knowledge, threatened representational campaigns or other organizing activities by any Union seeking to become the collective bargaining representative of any employees of the Company, and there is no Union or labor organization representation question or certification petition against the Company pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any similar Governmental Authority.

(d)          The Company is and has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, terms and conditions of employment, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, worker classification as exempt or non-exempt and as employee rather than independent contractor, employment-related immigration and authorization to work in the United States, wages, hours, employee benefits, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, occupational health and safety, notice of plant closings or mass layoffs, affirmative action, employee waivers of liability, workers’ compensation, leaves of absence and unemployment insurance (collectively “Employment Laws”).

(e)          All individuals characterized and treated by the Company as independent contractors or consultants are properly treated and classified as independent contractors under all applicable Employment Laws. All employees classified as exempt under applicable Employment Laws, including the Fair Labor Standards Act and state and local wage and hour Laws, are properly classified in all material respects.

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(f)          There are no pending or, to the Company's Knowledge, threatened investigations, charges, complaints, Actions, suits or judicial, administrative, or arbitral proceedings of any kind and in any forum by or on behalf of any employee or former employee of the Company, applicant for employment, Person claiming to be an employee, or any classes of the foregoing, against the Company alleging a violation of, or compliance with, any express or implied contract of employment or any Employment Laws.

(g)          The Company is not currently engaged in, and has not engaged in, any unfair labor practices regarding any employees of the Company and there is no pending or, to the Company's Knowledge, threatened proceeding involving any unfair labor practices regarding any employees of the Company before the National Labor Relations Board or any similar Governmental Authority, nor are there any actual or threatened grievances or arbitration proceedings arising out of or under any collective bargaining agreement pending against the Company.

(h)          The Company has timely paid or properly accrued for all wages, salaries, commissions, bonuses, severance pay, vacation pay and other paid time off, benefits, and any other compensation or remuneration owed to employees of the Company for or on account of employment.

(i)          Within the previous four years, the Company has not experienced a "plant closing" or "mass layoff" as defined by the Worker Adjustment and Retraining Notification Act (“WARN”) or been required to provide any notice, pay, or benefits to employees or former employees under any other applicable Law governing mass layoffs and, with respect to any such "plant closing" or "mass layoff," the Company has complied with the notice requirements of WARN and applicable Law.

(j)          No severance payment, stay-on or incentive payment, change-in-control payment, vacation or other paid leave payment, or similar payment or obligation will be owed by the Company to any of its directors, officers, employees, agents, contractors, consultants, or any other Person upon consummation of, or as a result of, the transactions contemplated by this Agreement, nor will any such director, officer, employee, agent, contractor, consultant, or any other Person be entitled to any such payments a result of the transactions contemplated by this Agreement in the event of the termination of his or her employment or relationship.

Section 3.23         No Registration Required. Assuming the accuracy of the representations and warranties of Purchaser contained in this Agreement, the sale and issuance of the shares pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor, to the Company’s knowledge, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.24         No Integration. Neither the Company nor any of its Affiliates has, directly or indirectly through any agent, made any offers or sales of any security of the Company or solicited any offers to buy any security that is or will be integrated with the sale of the Shares in a manner that would require such registration under the Securities Act.

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Section 3.25         No Side Agreements. There are no agreements by the Company, on the one hand, and Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Transaction Documents, nor promises or inducements for future transactions between or among any of such parties.

Section 3.26         NASDAQ Listing of Shares. As of the Closing Date, the Shares will be approved for listing, subject to official notice of issuance, on the NASDAQ Capital Market.

Section 3.27         Taxes. Except as set forth in Section 3.27 of the Disclosure Schedules:

(a)          The Company has timely filed all Tax Returns that it was required to file. All such Tax Returns were complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid.

(b)          The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, stockholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)          No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(d)          All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.

(e)          The Company is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

(f)          The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

Section 3.28         Books and Records. The minute books and stock record books of the Company, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain, in all material respects, accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Company, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

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Section 3.29         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.

Section 3.30         Related Party Transactions. Except as disclosed in the SEC Documents, there are no business relationships or related party transactions involving the Company or any other person required to be described in the SEC Documents that have not been described as required.

Section 3.31         Money Laundering Laws. The Company has not, and, to the Company’s Knowledge, none of the officers, directors, employees or agents purporting to act on behalf of the Company or one of its Subsidiaries, as applicable, has, made any payment of funds of the Company or one of its Subsidiaries or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority involving the Company or one of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

Section 3.32         OFAC. The Company has not, and, to the Company’s Knowledge, none of the respective directors, officers, agents or employees purporting to act on behalf of the Company or one of its Subsidiaries, as applicable, is currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company and its Subsidiaries will not directly or indirectly use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

Section 3.33         Investment Company Act. The Company is not, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom, will the Company be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder).

Section 3.34         Foreign Corrupt Practices Act. Neither the Company nor any of the directors, employees or officers of the Company or, to the Company’s Knowledge, any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect as reflected in any of the Financial Statements or (iii) if not continued in the future, might have a Material Adverse Effect. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

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Section 3.35         Officer’s Certificate. Any certificate pursuant to this Agreement signed by any duly authorized officer of the Company and delivered to Purchaser shall be deemed a representation and warranty by the Company to Purchaser as to the matters covered thereby).

Article IV

Representations and Warranties of Purchaser

Purchaser represents and warrants to the Company that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01         Organization and Authority of Purchaser. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which Purchaser is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and any other Transaction Document to which Purchaser is a party, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, usury and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. When each other Transaction Document to which Purchaser is or will be a party has been duly executed and delivered by Purchaser (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, usury and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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Section 4.02         No Conflicts; Consents. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Purchaser; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Purchaser; or (c) require the consent, notice or other action by any Person under any Contract to which Purchaser is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.03         Investment Purpose. Purchaser is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Purchaser.

Section 4.05         Legend. Purchaser understands that the book entry evidencing the Shares will bear the following legend: “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.”

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Section 4.06         Accredited Investor Status. Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as promulgated under the Securities Act.

Section 4.07         SEC Documents. Purchaser acknowledges and agrees that the Company has provided or made available to Purchaser (through EDGAR, the Company’s website or otherwise) all SEC Documents, as well as all press releases or investor presentations issued by the Company through the date of this Agreement that are included in a filing by the Company on Form 8-K or clearly posted on the Company’s website.

Article V

Conditions to closing

Section 5.01         Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

(a)          No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b)          This Agreement and each of the other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to the parties.

(c)          The contemporaneous closing of the transactions contemplated by the National Securities Purchase Agreement.

Section 5.02         Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Purchaser’s waiver, at or prior to the Closing, of each of the following conditions:

(a)          The Company shall have obtained all governmental, regulatory or third party consents and approvals necessary for the sale of the Shares.

(b)          Purchaser shall have received a certificate duly executed by the President and Chief Executive Officer of the Company, dated as of the Closing, certifying:

(i)           all representations and warranties of the Company shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date; and

(ii)         the Company shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to the Closing Date.

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(c)          Purchaser shall have received a certificate duly executed by the secretary or an assistant secretary (or equivalent officer) of the Company, dated as of the Closing, certifying:

(i)          that attached thereto are true and complete copies of all resolutions and other consents adopted by the board of directors and stockholders of the Company authorizing and approving the execution, delivery, filing and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions and consents are in full force and effect as of the Closing and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby;

(ii)         that attached thereto are true and complete copies of the Certificate of Incorporation and Bylaws of the Company and that such organizational documents are in full force and effect as of the Closing; and

(iii)        the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(d)          The Company shall have delivered to Purchaser (i) a good standing certificate (or its equivalent) for the Company and each of the Subsidiaries from the secretary of state of the State of Delaware and (ii) a foreign qualification certificate (or its equivalent) for the Company and each of the Subsidiaries from the secretary of state or similar Governmental Authority of each jurisdiction in which the Company has qualified, or is required to qualify, to do business as a foreign corporation.

(e)          The Company shall have delivered, or caused to be delivered, to Purchaser each of the following, each in form and substance satisfactory to Purchaser:

(i)          evidence of the Shares credited to book-entry accounts maintained by the Transfer Agent, bearing the legend or restrictive notation set forth in Section 4.05 of this Agreement, free and clear of all Encumbrances, other than transfer restrictions under the Transaction Documents, the Bylaws and applicable federal and state securities laws;

(ii)         an opinion of legal counsel to the Company, dated as of the Closing Date, satisfactory to Purchaser; and

(iii)        such other documents or instruments as Purchaser reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(f)          The Company shall have fully complied with, or obtained appropriate consents or waivers with respect to, its obligations under each of the agreements or other documents identified on Section 3.02(c) of the Disclosure Schedules, including with respect to any outstanding rights of first refusal, rights of first offer, pre-emptive rights or anti-dilution rights or redemption or repurchase rights.

(g)          The NASDAQ shall have authorized, upon official notice of issuance, the listing of the Shares.

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(h)          No notice of delisting from the NASDAQ shall have been received by the Company with respect to the Shares.

(i)          The Shares shall not have been suspended by the SEC or the NASDAQ from trading on the NASDAQ nor shall suspension by the SEC or the NASDAQ have been threatened in writing by the SEC or the NASDAQ.

Section 5.03         Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a)          The Company shall have received a certificate duly executed by an officer of Purchaser, dated as of the Closing, certifying:

(i)          all representations and warranties of Purchaser shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date; and

(ii)         Purchaser shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to the Closing Date.

(b)          The Company shall have received a certificate duly executed by the secretary or an assistant secretary (or equivalent officer) of Purchaser, dated as of the Closing, certifying:

(i)          the names and signatures of the officers of Purchaser authorized to sign this Agreement, the other Transaction Documents and the other documents to be delivered hereunder and thereunder.

(c)          Purchaser shall have delivered to the Company cash in an amount equal to the Purchase Price by wire transfer in immediately available funds, to an account or accounts designated in writing by the Company to Purchaser.

Article VI

Covenants

Section 6.01         Appointment of Director. Following the Closing and before its next annual meeting of stockholders, the Company shall appoint a new independent director to its board of directors and audit committee in order to regain compliance with NASDAQ Listing Rule 5605(b)(1) and NASDAQ Listing Rule 5605(c)(2).

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Section 6.02         Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Company and Purchaser shall each use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Transaction Documents. The Company shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by Purchaser or its auditors relating to the actual holdings of Purchaser or its accounts; provided, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable Law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company. The Company shall use its commercially reasonable efforts to cause its transfer agent to reasonably cooperate with Purchaser to ensure that the Shares are validly and effectively issued to Purchaser and that Purchaser’s ownership of the Shares following the Closing is accurately reflected on the appropriate books and records of the Company’s transfer agent.

Section 6.03         Supplemental Listing Application. The Company shall file prior to the Closing a supplemental listing application with the NASDAQ to list the Shares.

Section 6.04         Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Article VII

Indemnification

Section 7.01         Survival. Subject to the limitations and other provisions of this Agreement, the representations, warranties and covenants contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years from the Closing Date; provided, that the representations and warranties in Section 3.17, Section 3.20, Section 3.21, Section 3.22 and Section 3.27 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

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Section 7.02         Indemnification By Company. Subject to the other terms and conditions of this Article VII, the Company shall indemnify and defend each of Purchaser and its Affiliates and their respective Representatives (collectively, the “Purchaser Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of, with respect to or by reason of:

(a)          any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement; or

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement.

The indemnity contained in this Section 7.02 shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing sentence, if at any time any Purchaser Indemnitee shall have requested the Company to reimburse such Purchaser Indemnitee for any Loss as contemplated by this Section 7.02, the Company agrees that it shall be liable for any settlement of Loss effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Purchaser Indemnitee in accordance with such request or disputed in good faith the Purchaser Indemnitee’s entitlement to such reimbursement prior to the date of such settlement.

Section 7.03         Payments. Once a Loss is agreed to by the Company or finally adjudicated to be payable pursuant to this Article VII, the Company shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should the Company not make full payment of any such obligations within such fifteen (15)-Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Company or final, non-appealable adjudication to the date such payment has been made at a rate of 18% per annum. Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed.

Section 7.04         Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 7.05         Effect of Investigation. Neither the representations, warranties and covenants of the Company, nor the right to indemnification of any Purchaser Indemnitee making a claim under this Article VII with respect thereto, shall be affected or deemed waived by reason of any investigation made by or on behalf of a Purchaser Indemnitee (including by any of its Representatives) or by reason of the fact that a Purchaser Indemnitee or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of a Purchaser Indemnitee’s waiver of any condition set forth in Section 5.02.

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Section 7.06         Exclusive Remedies. Subject to Section 8.12, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VII. Nothing in this Section 7.06 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

Article VIII

Miscellaneous

Section 8.01         Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 8.02         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

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If to the Company:	1010 Atlantic Avenue Alameda, California 94501 E-mail: Steve.Clarke@aquametals.com Attention: Stephen R. Clarke

with a copy to:	Greenberg Traurig, LLP 3161 Michelson Drive, Suite 1000 Irvine, California 92612 Facsimile: (949) 732-6501 E-mail: donahued@gtlaw.com Attention: Daniel K. Donahue, Esq.

If to Purchaser:	12770 Merit Drive, Suite 1000 Dallas, Texas 75251 Facsimile: (972) 455-6051 E-mail: kelvin.sellers@ibsa.com Attention: Kelvin F. Sellers

with a copy to:	Thompson & Knight LLP 1722 Routh Street, Suite 1500 Dallas, Texas 75201 Facsimile: (214) 999-1567 E-mail: wesley.williams@tklaw.com Attention: Wesley P. Williams

Section 8.03         Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

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Section 8.04         Removal of Legend. The Company, at its sole cost, shall remove the legend described in Section 4.05 (or instruct its transfer agent to so remove such legend) from the certificates evidencing the Shares issued and sold to Purchaser pursuant to this Agreement if (A) such Shares are sold pursuant to an effective registration statement under the Securities Act, (B) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (C) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions. In connection with a sale of the Shares by Purchaser in reliance on Rule 144, Purchaser or its broker shall deliver to the transfer agent and the Company a customary broker representation letter providing to the transfer agent and the Company any information the Company deems reasonably necessary to determine that the sale of the Shares is made in compliance with Rule 144, including, where and as may be appropriate, a certification that the Purchaser is not an Affiliate of the Company and regarding the length of time the Shares have been held. Upon receipt of such representation letter, the Company shall promptly direct its transfer agent to remove the legend referred to in Section 4.05 within two (2) Business Days from the appropriate book-entry accounts maintained by the transfer agent, and the Company shall bear all costs associated therewith. If Purchaser is not an Affiliate of the Company and has held the Shares for at least one year, if the book-entry account of such Shares still bears the legend referred to in Section 4.05, the Company agrees, upon request of Purchaser, to take all steps necessary to effect the removal of the legend described in Section 4.05 within two (2) Business Days from the appropriate book-entry accounts maintained by the transfer agent, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as Purchaser provides to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement), where and as may be appropriate, a certification that the holder is not an Affiliate of the Company and regarding the length of time the Shares have been held. The date by which such legend is so required to be removed pursuant to this Section 8.04 is referred to herein as the “Required Legend Removal Date.”

Section 8.05         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.06         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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Section 8.07         Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.08         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, that prior to the Closing Date, Purchaser may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.09         No Third-party Beneficiaries. Except as provided in Article VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.10         Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 8.11         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule.

(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF DALLAS AND COUNTY OF DALLAS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10(c).

Section 8.12         Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

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Section 8.13         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.14         Termination.

(a)          Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by Purchaser (with respect to Purchaser only), upon a breach in any material respect by the Company of any covenant or agreement set forth in this Agreement.

(b)          Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(c)          In the event of the termination of this Agreement as provided in this Section 8.14, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Article VI of this Agreement.

Section 8.15         Recapitalization, Exchange, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Shares, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

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Section 8.16         Failure to Timely Deliver; Buy-In. If the Company improperly fails to remove the legend referred to in Section 4.05 by the Required Legend Removal Date and if on or after the Business Day immediately following the Required Legend Removal Date the Purchaser (or any other Person in respect, or on behalf, of Purchaser) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Purchaser so anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such Purchaser, the Company shall, within five (5) Business Days after such Purchaser’s request and in such Purchaser’s sole discretion, either (x) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Purchaser’s balance account shall terminate and such shares shall be cancelled, or (y) promptly honor its obligation to remove the legend referred to in Section 4.05 from such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares that the Company was required to deliver to such Purchaser by the Required Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Business Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares and ending on the date of such delivery and payment under this clause (y).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

AQUA METALS, INC.

By:	/s/ Stephen R. Clarke
Title:	CEO

PURCHASER:

Interstate Emerging Investments, LLC

By: Interstate Batteries, Inc.,
its sole member

By:	William McDade
Title:	CFO

Signature Page to

Stock Purchase Agreement